UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 21, 2005

                               eMagin Corporation

             (Exact name of registrant as specified in its charter)



       Delaware                      000-24757                   56-1764501
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                2070 Route 52, Hopewell Junction, New York 12533
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (845)-838-7900

                                   Copies to:
                            Richard A. Friedman, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

We are filing this Amendment No. 1 to our Current Report on Form 8-K which we filed on March 25, 2005 in order to clarify that the Company and its independent registered public accounting firm determined that the Company should take action to prevent future reliance on previously issued financial statements for its Quarterly Report on Form 10-QSB for the period ended September 30, 2004 pursuant to Item 4.02(b) of Form 8-K. In addition, we are filing a letter from our independent registered public accounting firm as Exhibit 99.2 in accordance with the requirements of Item 4.02(c) of Form 8-K.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the fiscal quarter ended September 30, 2004, the Company recorded an interest expense in the amount of ($594,568) in connection with the re-pricing of certain warrants that were originally issued in an equity transaction that the Company had completed in January 2004, which charge was described in footnote 9 to the Company's un-audited financial statements for the period ended September 30, 2004. This charge directly resulted in the Company reporting non cash interest expense and other expenses of ($568,561), as well as a net loss of ($2,349,467) for the three months ended September 30, 2004. In addition, the Company reported net interest expense and other net expense of ($3,963,658), as well as a net loss of ($8,681,161) for the nine months ended September 30, 2004. This charge also resulted in the Company reporting a basic and diluted loss per common share of $(0.04) and ($0.14) for the three and nine months ended September 30, 2004, respectively.

In connection with the audit of the Company's annual report on Form 10-KSB for the year ended December 31, 2004, on March 21, 2005 the Company was advised by its independent registered public accounting firm that the re-pricing of the original warrants should be classified as an equity transaction and therefore no expense should be recorded in connection with the re-pricing of these warrants. As a result the Company is not required to record $594,568 of non-cash interest expense previously recorded. In addition, on March 28, 2005, the Company was advised by its independent registered public accounting firm that $1.67 million of unamortized debt discount and deferred financing costs should be reclassified from additional paid-in-capital to interest expense in relation to the March 3, 2004 debt conversion of approximately $8.567 million in principal and accrued interest. Accordingly, the Company and its independent registered public accounting firm determined that the Company should take action to prevent future reliance on previously issued financial statements for its Quarterly Report on Form 10-QSB for the period three and nine months ended September 30, 2004 pursuant to Item 4.02(b) of Form 8-K The financial statements for the three and nine months ended September 30, 2004 should no longer be relied upon.

As a result, for the three months ended September 30, 2004, the Company's net interest expense and other net expenses should have each been reported as net interest income (expenses) $26,007 and its net loss should have been ($1,754,899). Further, for the nine months ended September 30, 2004, the Company's interest expense and other expenses should have each been reported as ($5,042,062) and its net loss should have been ($9,759,565). In addition, for the three and nine months ended September 30, 2004, the Company's basic and diluted loss per common share should have been reported as ($0.03) and ($0.16), respectively.

                                                      Three months ended               Nine months ended
                                                      September 30, 2004              September 30, 2004
                                                      ------------------              -------------------
                                                          Previously                       Previously
Unaudited Statement of Operations Data              Restated       Reported         Restated        Reported
                                                  ------------   -------------    -------------    ------------
Other Income (expense)                             $   26,007    ($   568,561)    ($ 5,042,062)    ($3,963,658)
Net loss                                          ($1,754,899)   ($ 2,349,467)    ($ 9,759,565)    ($8,681,161)
Basic and diluted loss per common share                ($0.03)         ($0.04)          ($0.16)         ($0.14)

                                                      September 30, 2004
                                                      ------------------
                    Unaudited Balance Sheet Data    Restated      As Filed
                                                  ------------  ------------
                    Common stock                       66,258        66,258
                    Additional paid-in-capital    152,715,263   151,636,859
                    Deferred compensation                   -             -
                    Accumulated deficit          (146,080,143) (145,001,739)
                                                  ------------  ------------
                    Total shareholders' equity      6,701,378     6,701,378
                                                  ============  ============

The new financial statements which should be relied upon will be contained in a Form 10-QSB/A for the quarter ended September 30, 2004, to be filed concurrently with the filing of this Current Report on Form 8-K.


Complete Description

The foregoing description of the new financial statements is not a complete summary. You are urged to read the complete document on Form 10-QSB/A for the quarter ended September 30, 2004, copies of which is being filed concurrently with the filing of this Current Report on Form 8-K/A and which can be found on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Item 8.01 Other Events

In addition to the foregoing, on March 14, 2005 the Company provided preliminary un-audited results for the quarter and year ended December 31, 2004, as follows:
A net loss of ($3,991,986) and ($12,673,143), respectively, and a loss per share of ($0.05) and ($0.20) per share. Such amounts included non-cash interest expense of approximately $1.0 million related to the re-pricing of certain other warrants that were originally issued in an equity transaction that the Company had completed in January 2004 as well as the ($594,568) from above in the year ended figure. For the same reasons stated above, no such charge is required to be recorded. Accordingly, the Company's preliminary un-audited results are being revised to remove such charges. These changes revise the company's preliminary fourth quarter and fiscal year 2004 net losses to ($2,951,173) and ($11,037,766), respectively, a reduction of $1,040,813 and $1,635,381 for each period and a loss per share of ($0.04) and ($0.17).

                                                      Three months ended               Twelve months ended
                                                      December 31, 2004:                December 31, 2004

                                                                   Previously                        Previously
Unaudited Statement of Operations                  Restated         Reported         Restated         Reported
----------------------------------------------- --------------- ---------------- ---------------- ----------------
Net loss                                         ($ 2,951,173)    ($ 3,991,986)   ($11,037,766)     ($12,673,143)
Basic and diluted loss per common share               ($ 0.04)          ($0.05)         ($0.17)           ($0.20)



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
Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits


Exhibit Number                    Description
------------------- ------------------------------------------------------------
99.1                Letter from Eisner LLP dated as of April 11, 2005.





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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation






Date: April 11, 2005                       /s/ Gary W. Jones
                                           ------------------
                                           Gary W. Jones
                                           President and Chief Executive Officer

EXHIBIT 99.1